UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2011, Arrowhead Research Corporation (the “Company”) entered into a subscription agreement with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company sold to LPC 1,000,000 shares of its common stock at a price of $0.40 per share, for gross proceeds of $400,000 before offering expenses (the “Registered Offering”). The Registered Offering was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-176159) (the “Registration Statement”), which was declared effective by the SEC on August 17, 2011, and pursuant to a prospectus supplement filed with the SEC on October 26, 2011 under Rule 424(b).

The Registered Offering is expected to close on October 26, 2011. No discounts or placement agent fees are payable in connection with the Registered Offering, and the Company expects to use the proceeds from the Registered Offering for general operating expenses.

The foregoing description of the terms and conditions of the investor subscription agreement with LPC do not purport to be complete and are qualified in their entirety by the full text of the investor subscription agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The Company is filing the opinion of its counsel, Ropes & Gray LLP, relating to the legality of the shares of common stock offered and sold in the Registered Offering, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

10.1	Investor Subscription Agreement, dated as of October 24, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011	ARROWHEAD RESEARCH CORPORATION

	By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

10.1	Investor Subscription Agreement, dated as of October 24, 2011, by and between the Company and Lincoln Park Capital Fund, LLC.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)